                                                                  EXHIBIT 10.(c)


                             REINSURANCE AGREEMENT

                                     among

                PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC.

                              Paramus, New Jersey

                    PHYSICIANS HEALTH SERVICES (ERMUDA)LTD.

                               Hamilton, Bermuda

                                      and

                THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                              New York, New York

                                 TABLE OF CONTENTS
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                                                                                ----
ARTICLE I        DEFINITIONS....................................................  2

ARTICLE II       REINSURANCE COVERAGE...........................................  7
     2.1    Coverage............................................................  7
     2.2    Plan of Reinsurance.................................................  7
     2.3    Conditions..........................................................  8
     2.4    Exclusions..........................................................  8

ARTICLE III      GENERAL PROVISIONS.............................................  8
     3.1    Contract Administration.............................................  8
     3.2    Non-Solicitation....................................................  8
     3.3    Inspection..........................................................  9
     3.4    Misunderstandings and Oversights.................................... 10
     3.5    Reinstatements...................................................... 10
     3.6    Contract Changes or Reserve Changes................................. 11
     3.7    Compliance with Applicable Laws and Regulations..................... 11
     3.8    Amendment and/or Termination Upon Failure to Comply................. 11
     3.9    Notification of Disapproval or Change in Law........................ 12
     3.10   Setoff.............................................................. 13
     3.11   Limitations on Liability............................................ 13
     3.12   Exclusivity......................................................... 14
     3.13   Press Releases...................................................... 14
     3.14   Restrictions on the Reinsurer, PHS (Bermuda) and the Company
             Relating to Other Agreements....................................... 15
     3.15   Investigations...................................................... 15
     3.16   Change In Control................................................... 15
     3.17   Reinsurance or Sale of HMO or POS Contracts......................... 16
     3.18   Commission Scale and Commission Scale Changes....................... 16
     3.19   Stop-Loss Reinsurance............................................... 17
     3.20   Statement of Actuarial Opinion...................................... 17

ARTICLE IV       PREMIUMS AND RESERVES.......................................... 18
     4.1    Premiums - HMO Contracts and In-Network Portion of the POS
             Contracts.......................................................... 18
     4.2    Premiums - Out-of-Network Portion of the POS Contracts.............. 18
     4.3    HMO and POS Contract Reserves....................................... 19

ARTICLE V        EXPENSE ALLOWANCE.............................................. 19
     5.1    Administrative Expenses............................................. 19
     5.2    Payment............................................................. 19
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                                      -i-

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ARTICLE VI       CLAIMS......................................................... 20
     6.1    Notice of Claim..................................................... 20
     6.2    Determination of Claims by the Company.............................. 20
     6.3    Payment............................................................. 21

ARTICLE VII      ACCOUNTING AND REPORTING....................................... 21
     7.1    Reinsurance Accounting.............................................. 21
     7.2    Quarterly Accounting Reports........................................ 21
     7.3    Settlements......................................................... 22
     7.4    Reconciliation...................................................... 22
     7.5    Annual Accounting Reports........................................... 23
     7.6    Best Efforts to Supply Actual Data.................................. 23
     7.7    Interest on Delayed Payments........................................ 23

ARTICLE VIII     DURATION AND TERMINATION....................................... 23
     8.1    Duration............................................................ 23
     8.2    Commencement of Liability........................................... 23
     8.3    Termination of Liability............................................ 24
     8.4    Termination of Agreement............................................ 24
     8.5    Automatic Termination............................................... 24
     8.6    Termination Due to Insufficient Premium............................. 25
     8.7    Termination Subsequent to a Change
            In Control.......................................................... 25
     8.8    Termination for Cause............................................... 26
     8.9    Termination of Agreement Upon the Occurrence of Certain Events...... 27
     8.10   Termination for Material Change
            in PHS Network...................................................... 28

ARTICLE IX       PAYMENTS UPON TERMINATION OF AGREEMENT......................... 28
     9.1    Payments on Termination............................................. 28
     9.2    Supplemental Accounting............................................. 29

ARTICLE X        CALCULATION OF PROFIT AND LOSS................................. 30
     10.1   Determination and Allocation of Profit or Loss...................... 30
     10.2   Investment Income................................................... 30

ARTICLE XI       CONDITION PRECEDENT............................................ 31
     11.1   Condition Precedent................................................. 31
     11.2   Extension of Time................................................... 31
     11.3   Cooperation of the Parties.......................................... 31
     11.4   Guarantee of PHS (Bermuda).......................................... 31


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ARTICLE XII      INSOLVENCY OF THE COMPANY....................................... 32
     12.1   Payments by the Reinsurer or PHS (Bermuda)........................... 32
     12.2   Claims............................................................... 32
     12.3   Executory Contract................................................... 33

ARTICLE XIII     ARBITRATION..................................................... 33
     13.1   Appointment of Arbitrators........................................... 33
     13.2   Decision of Arbitrators; Expenses.................................... 34
     13.3   Applicable Law; Survival............................................. 34
     13.4   Other Actions........................................................ 35

ARTICLE XIV      REPRESENTATIONS AND WARRANTIES.................................. 35
     14.1   Representations and Warranties of the Reinsurer...................... 35
     14.2   Representations and Warranties of PHS (Bermuda)...................... 36
     14.3   Representations and Warranties of the Company........................ 37

ARTICLE XV       CONFIDENTIALITY................................................. 38
     15.1   Obligations of the Parties........................................... 38
     15.2   Survival of Article XV............................................... 38

ARTICLE XVI      MISCELLANEOUS PROVISIONS........................................ 39
     16.1   Notices.............................................................. 39
     16.2   Successors and Assigns............................................... 40
     16.3   Counterparts......................................................... 40
     16.4   Currency............................................................. 40
     16.5   Amendment............................................................ 40
     16.6   Entire Agreement..................................................... 41
     16.7   Binding Effect....................................................... 41
     16.8   Governing Law........................................................ 41
     16.9   Severability......................................................... 41
     16.10  Waivers and Remedies................................................. 41

ARTICLE XVII     EXECUTION....................................................... 43


                            SCHEDULES AND EXHIBITS
                            ----------------------

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
SCHEDULE A    CONTRACTS AND RISKS REINSURED..................................A-1

SCHEDULE B    FEES AND COMMISSIONS...........................................B-1

SCHEDULE C    QUARTERLY PROFIT/LOSS..........................................C-1

SCHEDULE D    ANNUAL REPORTS.................................................D-1

SCHEDULE E    INTEREST RATES.................................................E-1

SCHEDULE F    QUARTERLY FUNDS RECONCILIATION.................................F-1

EXHIBIT A     FORM OF GUARANTEE OF PHYSICIANS
              HEALTH SERVICES, INC..........................................EA-1

                             REINSURANCE AGREEMENT
                             ---------------------

          This Reinsurance Agreement (this "Agreement") is made and entered into as of this 1st day of May, 1996 between PHYSICIANS HEALTH SERVICES OF NEW JERSEY, INC. (the "Company"), a corporation organized under the laws of the State of New Jersey as an health maintenance organization, PHYSICIANS HEALTH SERVICES (BERMUDA) LTD., a stock insurance company organized under the laws of Bermuda ("PHS (Bermuda") and THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, of New York, New York, a mutual life insurance company organized under the laws of the State of New York (the "Reinsurer").

          The Company, PHS (Bermuda) and the Reinsurer mutually agree to enter into a reinsurance agreement (the "Agreement") on the terms and conditions stated herein. This Agreement is a reinsurance agreement solely between the Company, PHS (Bermuda) and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other parties. In no instance, except as set forth in Article XII, shall anyone other than the Company, PHS (Bermuda) or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, contractholder, physician or other provider or beneficiary under any contract reinsured hereunder.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

          "Accounting Period" means the Fiscal Quarter, except that the first
           -----------------
Accounting Period shall be the period commencing with the Effective Date and ending with the last day of the then current Fiscal Quarter, and the last Accounting Period shall be the period commencing with the first day of the last Fiscal Quarter preceding the Terminal Accounting Date and ending on the Terminal Accounting Date.

          "Administrative Expense" means an expense which will be reimbursable
           ----------------------
each Accounting Period and is intended to compensate the Company or the Reinsurer for a reasonable estimate of the actual cost of performing administrative services in connection with the HMO and POS Contracts, as set forth in the Marketing and Administrative Services Agreement, without provision for profit.

          "Affiliate" means with respect to a specified person, a person that
           ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          "Annual Accounting Report" means the report required to be prepared in
           ------------------------
accordance with Section 7.5 and providing the data as shown on Schedule D.

          "Capitation Agreement" means a health care provider contract pursuant
           --------------------
to which the Company agrees to pay a provider a per subscriber fee in lieu of all or a portion of actual claims made.

          "Capitation Fees" means the per subscriber fees to health care
           ---------------
providers incurred under Capitation Agreements, net of amounts paid or payable to the Company by providers under such agreements.

          "Change In Control" means the acquisition, in a single transaction or
           -----------------
in a series of related transactions, by a person, an entity, or a group of persons or entities acting in concert of: (i) twenty-five percent (25%) or more
(a) of the voting common stock of the Company, PHS or PHS (Bermuda), excluding any acquisition of stock by a party currently owning twenty-five (25%) or more of such common stock), or (b)of the aggregate value of the business of the Company, PHS or PHS (Bermuda); or (ii) twenty-five percent (25%) or more of any ownership interest in the Reinsurer.

          "Commissions" means commissions and other incentives or bonuses
           -----------
applicable to the marketing of the HMO and POS Contracts.

          "Contractholder" means an employer who or which executes an enrollment
           --------------
agreement with respect to any Plan subject to this Agreement.

          "Direct Paid Claims" means amounts paid to health care providers for
           ------------------
medical claims and/or to subscribers for services covered by HMO and POS Contracts, including withholds paid to providers, but not including Capitation Fees.

          "Direct Paid Premium" means premiums received.
           -------------------

          "Earned Premium" shall consist of the item shown on Schedule C, line
           --------------
I.A.6.

          "Effective Date" shall have the meaning set forth in Section 2.1.
           --------------

          "Fiscal Quarter" means each of the four consecutive three-month
           --------------
periods in a fiscal year commencing on January 1 of each year and ending on December 31 of that calendar year.

          "HMO Contracts" means only those health maintenance organization
           -------------
("HMO") products, other than POS products, issued by the Company in the Service Area that are marketed (i) as part of a "multi-choice" arrangement together with Health Insurance Contracts (as defined in the Marketing and Services Agreement); or (ii) on a "stand alone" basis, if sold by the sales force of the Reinsurer.

          "Insurance Taxes" means all insurance taxes, licenses and fees
           ---------------
directly imposed with respect to premiums on the HMO and POS Contracts reinsured hereunder and shall be given the same meaning as Insurance Taxes, Licenses and Fees, Excluding Federal Income Taxes in the Summary of Operations Schedule in the NAIC Life, Accident and Health Convention Blank which is taken from the Taxes, Licenses and Fees Exhibit, or similar entries on financial statements filed by the Company. Such term shall not include any franchise or other federal, state or local tax measured by net income.

          "Marketing and Services Agreement" shall have the meaning set forth in
           --------------------------------
Section 3.1.

          "PHCS" shall mean Private Health Care Systems Incorporated, a
           ----
corporation with its corporate offices in Waltham, Massachusetts that develops medical provider networks and provides utilization review services.

          "PHS" shall mean Physicians Health Services, Inc., a Delaware
           ---
corporation and the parent of the Company.

          "POS Contract" means only those point-of-service ("POS") products
           ------------
issued by the Company in the Service Area that are marketed (i) as part of a "multi-choice" arrangement together with Health Insurance Contracts (as defined in the Marketing and Services Agreement); or (ii) on a "stand alone" basis, if sold by the sales force of the Reinsurer. POS Contracts include: (i) an in-network benefit ("In-Network") under which enrollees are required to utilize health care providers who are part of the PHS Network (as defined in the Marketing and Services Agreement); and (ii) an "out-of-network" ("Out-of-Network") benefit under which enrollees may choose to utilize health care providers who are not part of the PHS Network.

          "Profit or Loss" shall have the meaning set forth in Article X.
           --------------

          "Quarterly Accounting Report" means the report required to be prepared
           ---------------------------
in accordance with Section 7.2 and providing the data as shown on Schedule C.

          "Quarterly Settlement" means the net amount due and payable to any
           --------------------
party with respect to any Accounting Period as set forth in Section 7.3.

          "Renewal Date" means, with respect to a HMO or POS Contract, the date
           ------------
that is the anniversary of the day on which the liability of the Company began under such HMO or POS Contract.

          "Reserves" means amounts shown in the Company's annual statement as
           --------
filed with the State of New Jersey as reserves for the HMO and POS Contracts.

          "Service Area" means the State of New Jersey.
           ------------

          "Stop Loss Reinsurance" means reinsurance other than the reinsurance
           ---------------------
under this Agreement obtained by the Company and provided in connection with HMO and POS Contracts.

          "Stop Loss Reinsurance Premium" means consideration paid by the
           -----------------------------
Company for Stop Loss Reinsurance provided.

          "Stop Loss Reinsurance Recoveries Received" means amounts collected
           -----------------------------------------
pursuant to Stop Loss Reinsurance.

          "Terminal Accounting and Settlement" means the final accounting and
           ----------------------------------
payment of any amount due any party upon the termination of this Agreement, as described in Section 9.1.

          "Terminal Accounting Date" shall have the meaning set forth in Section
           ------------------------
9.1.

          "Termination Date" means the date upon which the Reinsurer and PHS
           ----------------
(Bermuda) shall no longer be required to reinsure any HMO or POS Contracts in force as of that date.

          "Withholds" means amounts withheld by the Company from payments of
           ---------
claims submitted by primary care physicians and specialists.

                                  ARTICLE II
                             REINSURANCE COVERAGE
                             --------------------

     2.1   Coverage.  (a)  Effective May 1, 1996 (the "Effective Date"), the
           --------
Company agrees to cede to the Reinsurer: (i) fifty percent (50%) of the risks under the HMO Contracts, and (ii) fifty percent (50%) of the risks under the In-Network portion of the POS Contracts, all as more specifically described in Schedule A, and the Reinsurer agrees to indemnify the Company against fifty percent (50%) of the risks under such HMO and In-Network portion of the POS Contracts.

     (b) Effective the Effective Date, the Company agrees to cede to the Reinsurer one hundred percent (100%) of the risks under the Out-of-Network portion of the POS Contracts, all as more specifically described in Schedule A, and the Reinsurer agrees to indemnify the Company against one hundred percent (100%) of the risks under such Out-of-Network portion of the POS Contracts.

     (c) Effective the Effective Date, the Reinsurer agrees to retrocede to PHS (Bermuda) fifty percent (50%) of the risks under the Out-of-Network portion of the POS Contracts, all as more specifically described in Schedule A, and PHS (Bermuda) agrees to indemnify the Reinsurer against fifty percent (50%) of the risks under such Out-of-Network portion of the POS Contracts.

     2.2   Plan of Reinsurance.  The reinsurance hereunder shall be on a
           -------------------
coinsurance basis. The Out-of-Network portion of the POS Contracts shall be 100% reinsured hereunder on a coinsurance basis.

     2.3   Conditions.  The reinsurance hereunder is subject to the same
           ----------
limitations and conditions as the HMO and POS Contracts, except as otherwise expressly provided for in this Agreement.

     2.4   Exclusions.  The reinsurance hereunder does not apply to the
           ----------
following risks: (i) any portion of the risk under any HMO or POS Contract issued by the Company other than the risk reinsured hereunder; (ii) any HMO or POS Contract issued and delivered in a jurisdiction in which issuance and delivery of such contract constituted the doing of business where the Company was not properly licensed; (iii) those risks for which the Reinsurer is not liable pursuant to the provisions of Section 3.11 hereof; and (iv) any risks under health maintenance organization or point-of-service contracts issued by the Company (other than risks under HMO Contracts or POS Contracts) sold in conjunction with any entity other than the Reinsurer.

                                  ARTICLE III
                               GENERAL PROVISIONS
                               ------------------

     3.1   Contract Administration.  The Company and the Reinsurer each shall
           -----------------------
have responsibility for certain aspects of the marketing and administration of the HMO and POS Contracts, in accordance with a Marketing and Services Agreement between the Reinsurer, the Company and PHS (the "Marketing and Services Agreement").

     3.2   Non-Solicitation.  (a)  During the term of this Agreement, the
           ----------------
Reinsurer shall not contact, solicit or contract for services with any health care provider in the Service Area currently under contract with the Company. In addition, during the term of this Agreement, and following its termination, the Reinsurer will not provide any party with lists of health care providers under contract with the Company or non-public information concerning contracts between the Company (or its Affiliates) and its health care providers under contract; provided, however, that provider lists must be made available to the Departments
- --------  -------
of Health or Insurance of the State of New Jersey, to prospective Contractholders, to the Reinsurer's insureds and as otherwise required under applicable law. This Section 3.2 shall not apply (i) to contracting efforts by third parties, including, but not limited to, PHCS acting on behalf of the Reinsurer, for the purpose of developing managed care networks, provided, however, that, the names of health care providers solicited by such third parties shall not have been furnished by the Reinsurer, its employees or agents, or (ii) following the Termination Date of this Agreement, as described in the provisions of Article VIII hereof. The Reinsurer further agrees not to replace a HMO or POS Contract with a PHCS managed health care plan during the term of this Agreement.

     (b) No party, nor any of its Affiliates, shall contact, solicit or contract with any other party's full-time employees who have been engaged in the activities covered by this Agreement without the consent of such other party.

     3.3   Inspection.  Any party, or its designated representative, may
           ----------
inspect, at the offices of the Company, PHS (Bermuda) or the Reinsurer, as the case may be, where such records are located, and conduct reasonable audits of, the papers and any and all other books or documents of the Company, PHS (Bermuda) or the Reinsurer reasonably relating to the HMO or POS Contracts and the administrative responsibilities hereunder, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company, PHS (Bermuda) or the Reinsurer, as the case may be, seeks performance by any other party pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to the reinsurance provided under this Agreement and shall not be disclosed to any person without the express permission of the other party, except to the extent that disclosure is required by law. Each party's rights under this Section 3.3 shall survive termination of this Agreement.

     3.4   Misunderstandings and Oversights.  If any delay, omission, error or
           --------------------------------
failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company, PHS (Bermuda) and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other parties in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within twenty (20) days of notification of the problem. This Section 3.4 shall not be construed as a waiver by any party of its right to enforce strictly the terms of this Agreement.

     3.5   Reinstatements.  If a HMO or POS Contract reinsured hereunder that
           --------------
was terminated or lapsed is reinstated while this Agreement is in effect, the reinsurance for such Contract shall be reinstated automatically as if such Contract had not been terminated or lapsed. All amounts received in connection with such reinstatement shall be treated as Direct Paid Premiums.

     3.6   Contract Changes or Reserve Changes.  The Company, PHS (Bermuda) and
           -----------------------------------
the Reinsurer shall share, based upon the percentages set forth in Section 2.1 and Schedule A, in any increase or decrease in the Company's liability that results from any change in the terms or conditions of any HMO or POS Contract reinsured hereunder or in the calculation of Reserves. The Company must provide written notification to the Reinsurer and PHS (Bermuda) within fifteen (15) days after any such change, if such change can reasonably be expected to have a significant effect on the transactions contemplated by this Agreement.

     3.7   Compliance with Applicable Laws and Regulations.  It is the intention
           -----------------------------------------------
of the parties that this Agreement comply with all existing applicable laws and regulations, as from time to time are in effect, so that the agreement remains in full force and the HMO and POS Contracts remain reinsured hereunder. Each of the parties agrees to comply with all laws, ordinances, rules, regulations and orders of regulatory bodies applicable to the transactions contemplated by this Agreement, including those relating to the payment of commissions.

     3.8   Amendment and/or Termination Upon Failure to Comply.  In the event
           ---------------------------------------------------
that it is determined by an insurance or health regulatory authority, the Internal

Revenue Service or any other federal, state or local regulatory authority or by any party to this Agreement upon the advice of an insurance or health regulatory authority or the Internal Revenue Service that this Agreement fails to conform to, or that the intent of this Agreement cannot be effected as a result of, the requirements of existing applicable laws and regulations and that this Agreement may be brought into conformity with said requirements, or the intent of this Agreement may be effected, only by means of a material change to this Agreement, or in the event that such laws or regulations are changed subsequent to the Effective Date and such change has a material adverse effect on any party or requires a material change to this Agreement in order for this Agreement to conform with applicable laws and regulations or for its intent to be effected, the parties shall exercise reasonable efforts to reach an agreement to amend this Agreement so as to return the parties to the economic position that they would have been in had no such change occurred or so that both parties share the economic detriment of such change proportionately. If the parties are unable to reach an agreement to amend the Agreement, then the differences between the parties shall be resolved through arbitration in accordance with the provisions of Article XIII. In the event that any required change is not material, this Agreement shall be amended in accordance with such requirement.

     3.9   Notification of Disapproval or Change in Law.  The Company shall
           --------------------------------------------
promptly notify the Reinsurer and PHS (Bermuda) of any actual or anticipated disapprovals or required changes regarding this Agreement that are made by any insurance or health regulatory authority or taxing authority and of any change in the laws, regulations or rulings affecting this Agreement or related documents. The Reinsurer and PHS (Bermuda) shall be allowed to participate in the defense of this Agreement or related documents on its own behalf with such authority after consultation with the Company.

     3.10  Setoff.  It is expressly understood that any debts or credits,
           ------
matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, including but not limited to such debts and credits arising under Articles IV, V and VI shall, at all times and under all circumstances relevant to the rights and liabilities of the parties to this Agreement, be deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

     3.11  Limitations on Liability.  (a)  The Reinsurer shall not indemnify or
           ------------------------
be liable pursuant to this Agreement or otherwise for any of the Company's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company. PHS (Bermuda) or the Reinsurer, as the case may be, shall be liable and indemnify the Company fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer or PHS (Bermuda), as the case may be, acting in connection with a HMO or POS Contract reinsured hereunder.

     (b) The Company does not indemnify and shall not be liable pursuant to this Agreement or otherwise for any of the Reinsurer's risk, to the extent any damages result from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Reinsurer. The Company shall be liable and indemnify the Reinsurer fully for all losses arising from the negligent acts or omissions to act, reckless or intentional wrongs, fraud, oppression or bad faith of the Company acting in connection with a HMO or POS Contract reinsured hereunder.

     (c) The Reinsurer and PHS Bermuda shall be liable, based on the applicable percentages set forth in Section 2.1 and Schedule A, and subject to the election permitted by Section 6.2, for any losses arising from non-negligent acts or omissions to act taken by the Company in good faith pursuant to HMO or POS Contracts reinsured hereunder.

     (d) For purposes of this Agreement, any damages, claims, liabilities or other expenses for which the Reinsurer shall be liable shall be net of the appropriate share of any recoveries from third parties, including, without limitation, recoveries under Stop-Loss Reinsurance Contracts.

     (e) The Reinsurer shall not be liable for any damages incurred by the Company, PHS (Bermuda) or the Reinsurer to the extent such liability or damages arise from the action or actions of a health care provider or health care facility in connection with the HMO or POS Contracts reinsured hereunder.

     3.12  Exclusivity.  The Company and the Reinsurer shall not enter into an
           -----------
arrangement similar to this Agreement for Managed Care products to be offered in the Service Area with other parties, except as expressly permitted under the Marketing and Services Agreement.

     3.13  Press Releases.  No public statement or press release regarding the
           --------------
existence of this Agreement or the terms thereof shall be made by any party hereto without the prior written consent of the other parties, except as required by applicable laws, ordinances, rules and regulations.

     3.14  Restrictions on the Reinsurer, PHS (Bermuda) and the Company Relating
           ---------------------------------------------------------------------
to Other Agreements.  During the period from the Effective Date through the last
- -------------------
date on which the provisions of this Agreement are in effect, each of the Reinsurer, PHS (Bermuda) and the Company shall be prohibited from, directly or indirectly, entering into any contract, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other contract or commitment (whether oral or written), which will, or can reasonably be expected to at any time, place any material restriction or restrictions on such party's ability to perform any or all of its obligations under this Agreement.

     3.15  Investigations.  Each party to this Agreement shall immediately
           --------------
notify the other parties, in writing, of any and all investigations of such party or its directors, principal officers or shareholders conducted by any federal, state or local governmental or regulatory authority other than routine examinations or surveys by state insurance or health regulatory authorities and federal or state tax authorities.

     3.16  Change In Control.  Each party shall fully disclose the details of
           -----------------
any pending Change In Control to the other parties, and shall provide the other parties with copies of any and all applications for approval therefor made to federal, state or local regulatory authorities. Such disclosure shall be made prior to or concurrent with notification and/or application for approval to such Federal, state or local regulatory authorities of a Change In Control. In the event that such Change In Control shall be approved, the party that intends to undergo the Change In Control shall notify the other parties immediately thereof and the other parties shall have the rights set forth in Section 8.7.

     3.17  Reinsurance or Sale of HMO or POS Contracts.  (a)  The Company agrees
           -------------------------------------------
that, during the period in which this Agreement is in effect, it shall not reinsure, sell or assign the HMO or POS Contracts to another entity (other than in connection with Stop Loss Reinsurance).

     (b) Notwithstanding paragraph (a) above, this Section 3.17 shall not restrict the ability of the Company to (i) enter into a merger or consolidation,
(ii) effect a sale of all or a portion of its capital stock or (iii) effect a sale of its business as an entirety or substantially as an entirety; provided, however, that the Company may not enter into a transaction listed in (i), (ii) or (iii) above with another entity unless such other entity provides the Reinsurer and PHS (Bermuda) with a writing, in form and substance satisfactory to the Reinsurer and PHS (Bermuda) which shall state that the entity agrees to be bound by the terms of this Agreement to the same extent and effect as if such entity had been a party to this Agreement.

     3.18  Commission Scale and Commission Scale Changes.  The commission scale
           ---------------------------------------------
applicable to the HMO and POS Contracts as of the Effective Date of this Agreement shall be set forth in Schedule B. Commission payments made with respect to any HMO or POS Contracts reinsured hereunder shall be made according to the same commission scale used by the Company with respect to the specific types of products listed in Schedule A, or substantially similar products, that are not subject to this Agreement, as that scale may be changed from time to time.

     3.19  Stop-Loss Reinsurance.  The Company agrees, during the period that
           ---------------------
this Agreement is in effect, that it will maintain Stop-Loss Reinsurance with respect to the HMO Contracts and the POS Contracts in effect, with deductibles, coverages and limits of liability that are substantially the same as those that apply under the Stop Loss Reinsurance contract or contracts of the Company that are in effect on the Effective Date, a copy or copies of which are attached as
Exhibit I; provided, however, that each Stop Loss Reinsurance contract or contracts of the Company relating to HMO or POS Contracts must provide coverage with respect to claims relating to any periods during which the Company is obligated to provide services with respect to HMO or POS Contracts, without regard to (i) the failure of the Company to remain qualified to conduct the business for which it is organized, or (ii) the insolvency or the commencement of supervision, conservation, rehabilitation, liquidation or similar proceedings against the Company. In the event that any Stop Loss Reinsurance contract issued to the Company does not meet the requirements of this Section 3.19 at the Effective Date, or at any time thereafter, the Company will obtain substitute Stop Loss Reinsurance meeting such requirements from a qualified reinsurer, including the Reinsurer.

     3.20  Statement of Actuarial Opinion.  Within forty-five (45) days after
           ------------------------------
the end of the calendar year, the Company shall provide the Reinsurer with a Statement of Actuarial Opinion certifying the adequacy of the reserves which are covered under this

Agreement. In addition, the Actuarial Opinion must state whether or not the reserves covered under this Agreement meet the minimum standards of all states where the Company is licensed, and if not the difference between the Company's reserves and state minimums. The Actuarial Opinion shall meet the requirements as set forth in the NAIC's Actuarial Opinion and Memorandum Regulation. The Opinion shall be signed by the Company's "Appointed Actuary."

                                   ARTICLE IV
                             PREMIUMS AND RESERVES
                             ---------------------

     4.1   Premiums - HMO Contracts and In-Network Portion of the POS Contracts.
           ---------------------------------------------------------------------
Premiums under HMO Contracts and under the In-Network portion of the POS Contracts received by the Reinsurer, pursuant to the terms of the Marketing and Services Agreement, shall be allocated to the Company and the Reinsurer in accordance with the applicable percentages set forth in Section 2.1 and in Schedule A, and the portion of the Premiums allocated to the Reinsurer shall constitute the consideration in respect of the Reinsurer's acceptance of risk under this Agreement. The portion of Premiums allocated to the Company shall be paid over to the Company in accordance with the Quarterly Settlements required by Section 7.2 of this Agreement.

     4.2   Premiums - Out-of-Network Portion of the POS Contracts.  Premiums
           ------------------------------------------------------
under the Out-of-Network portion of the POS Contracts received by the Reinsurer, pursuant to the terms of the Marketing and Services Agreement, shall be allocated to the Reinsurer and PHS (Bermuda) in accordance with the applicable percentages set forth in Section 2.1 and in Schedule A, and the portion of the Premiums allocated to the Reinsurer and PHS (Bermuda) shall constitute the consideration in respect of the Reinsurer's and PHS (Bermuda)'s acceptance of risk under this Agreement.

     4.3   HMO and POS Contract Reserves.  Each of the Company, the Reinsurer
           -----------------------------
and PHS (Bermuda) shall establish and maintain reserves with respect to the HMO and POS Contracts reinsured hereunder in accordance with the applicable percentages set forth in Section 2.1 and Schedule A and all applicable regulatory requirements.

                                   ARTICLE V
                               EXPENSE ALLOWANCE
                               -----------------

     5.1   Administrative Expenses.  Each party shall be entitled to
           -----------------------
reimbursement for its Administrative Expenses (not including pre-marketing expenses), identified in Schedule B, for each Accounting Period. Such Administrative Expenses, plus any Insurance Taxes and Commissions, paid by such party with respect to the HMO and POS Contracts during the Accounting Period, shall be considered reimbursable expenses.

     5.2   Payment.  The Company, PHS (Bermuda) and the Reinsurer shall be
           -------
reimbursed for the amounts shown as Company Expenses, PHS (Bermuda) Expenses or Reinsurer Expenses, as set forth in Schedule F in connection with each Quarterly Settlement.

                                  ARTICLE VI
                                    CLAIMS
                                    ------
     6.1   Notice of Claim.  Upon receipt of any claim on any HMO or POS
           ---------------
Contract, which claim is reasonably anticipated to exceed an amount mutually agreed to by the Company, PHS (Bermuda) and the Reinsurer, the Company shall promptly notify the Reinsurer and PHS (Bermuda) of such claim. Copies of notification, claim papers, and proofs shall be furnished by the Company to the Reinsurer and to PHS (Bermuda) upon request.

     6.2   Determination of Claims by the Company.  The Reinsurer and PHS
           --------------------------------------
(Bermuda) will accept the decision of the Company with respect to the payment of a claim under a HMO or POS Contract; provided, however, that the Company shall promptly advise the Reinsurer and PHS (Bermuda) of the Company's intention to contest a claim under a HMO or POS Contract, and the Reinsurer and PHS (Bermuda) shall have the right to advise and assist the Company in its determination of liability and in the best procedure to follow with respect to any such claim of doubtful validity. The Company, PHS (Bermuda) and the Reinsurer shall share, in accordance with the applicable percentages set forth in Section 2.1 and Schedule A, all expenses incurred in connection with contesting, compromising or settling claims under a HMO or POS Contract, subject to the limitations of Section 3.11. Such expenses may include, but are not limited to, all costs and expenses of investigation, settlement of claims, litigation costs and judgments. If, however, the Reinsurer or PHS (Bermuda), as the case may be, has advised the Company that a contested claim should be paid, and elects to assume liability for its applicable percentage (as set forth in Section 2.1 and Schedule A) of the claim as originally presented, the Reinsurer or PHS (Bermuda), as the case may be, shall not share in any additional costs or expenses associated with such claim.

     6.3   Payment.  Payment of Direct Paid Claims with respect to HMO and POS
           -------
Contracts shall be made by the Company. The Company shall draw upon a zero balance bank account maintained by the Reinsurer for the payment of claims. The Reinsurer shall credit interest on the funds held by the Reinsurer at a rate calculated pursuant to the formula set forth in Schedule E.

                                  ARTICLE VII
                           ACCOUNTING AND REPORTING
                           ------------------------

     7.1   Reinsurance Accounting.  The Company shall maintain separate books or
           ----------------------
details of account with respect to the HMO and POS Contracts reinsured hereunder, setting forth the data required in Schedules C, D and F.

     7.2   Quarterly Accounting Reports.  Following the end of each Accounting
           ----------------------------
Period, the Company shall supply the Reinsurer and PHS (Bermuda) with a Quarterly Accounting Report providing the data required in Schedules C and F. The Quarterly Accounting Report shall be submitted within twenty (20) business days following the close of each calendar quarter. On November 30 of each year that this Agreement is in effect, the Reinsurer, PHS (Bermuda) and the Company shall make a projection for year end, which Reinsurer shall use in preparing its annual statements. Subsequent corrections shall be made in the following fiscal year.

     Settlements of reimbursable amounts (such as taxes, Withholds, bonuses and other items paid by the Company) shall be made quarterly, within twenty (20) business days following the receipt of the information described in the preceding paragraph. Profit or loss shall be allocated to the parties, and the appropriate payments made, in connection with the quarterly settlement.

     7.3   Settlements.  The Company shall be entitled to payment by the
           -----------
Reinsurer for any positive amounts shown on Schedule F, line A.3. The Reinsurer shall be entitled to payment for any positive amounts shown on Schedule F, line
B.6. PHS (Bermuda) shall be entitled to payment for any positive amounts shown on Schedule F, line C.1. The Reinsurer, PHS (Bermuda) or the Company, as the case may be, shall pay any such positive amounts to the other party within twenty (20) days following the receipt or submission of the Quarterly Accounting Report.

     7.4   Reconciliation.  Each party shall have the right to review all
           --------------
individual components of transactions entered into each Quarterly Accounting Report, such as Premiums received, Commissions and Insurance Taxes, claims incurred or paid, and similar items. The parties shall have a reasonable period from the day the Quarterly Accounting Report is submitted to report any deficiency in such report and to request an adjustment of any payment made to or received by any party. Any amount due any party in connection with such reconciliation shall be paid within twenty (20) days of the receipt of notice that additional amounts are due.

     7.5   Annual Accounting Reports.  Following the end of each fiscal year,
           -------------------------
the Company shall supply the Reinsurer and PHS (Bermuda) with an Annual Accounting Report providing the data required in Schedule D, at a time to be mutually agreed to by the parties.

     7.6   Best Efforts to Supply Actual Data.  In preparing all reports
           ----------------------------------
required in this Agreement, the Reinsurer, PHS (Bermuda) or the Company, as the case may be, shall make its best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Reinsurer, PHS (Bermuda) or the Company, as the case may be, shall produce best estimates, and shall provide amended reports based on actual data no more than forty-five (45) days after such report was originally due.

     7.7   Interest on Delayed Payments.  Should any payment due the Company,
           ----------------------------
PHS (Bermuda) or the Reinsurer be delayed beyond its due date, such delayed payment shall accrue interest during such period of delay at an annual rate calculated pursuant to the formula set forth in Schedule E.

                                 ARTICLE VIII
                           DURATION AND TERMINATION
                           ------------------------
     8.1   Duration.  Except as otherwise provided herein, this Agreement shall
           --------
be unlimited in duration.

     8.2   Commencement of Liability.  The liability of the Reinsurer and PHS
           -------------------------
(Bermuda) on reinsurance ceded hereunder shall commence on the later of the Effective

Date and the date the liability of the Company commences under a HMO or POS Contract, as the case may be, reinsured hereunder.

     8.3   Termination of Liability.  The liability of the Reinsurer or PHS
           ------------------------
(Bermuda) with respect to any HMO or POS Contract, as the case may be, shall terminate on the date the liability of the Company on such HMO Contract or POS Contract is terminated. If this Agreement is terminated, the Reinsurer's and PHS (Bermuda)'s liability with respect to HMO and POS Contracts that remain in force shall terminate on the later of the Termination Date or the dates referred to in Sections 8.4 or 8.7.

     8.4   Termination of Agreement.  Any party shall have the right to
           ------------------------
terminate this Agreement without cause upon the giving of one hundred eighty
(180) days advance written notice to the other parties. In the event that a party elects to terminate this Agreement pursuant to this provision, the other parties may elect to continue this Agreement in force and effect with respect to any HMO or POS Contract subject to this Agreement in effect as of the Termination Date until the date that is 180 days after the first Renewal Date for such HMO or POS Contract following the Termination Date. The Termination Date under this Section 8.4 shall be the effective date set forth in the written notice required hereunder.

     8.5   Automatic Termination.  If, at the end of an Accounting Period, none
           ---------------------
of the HMO or POS Contracts is in force, this Agreement shall automatically terminate. In the event of termination pursuant to this Section 8.5, the last day of such Accounting Period shall be the Termination Date.

     8.6   Termination Due to Insufficient Premium.  If the total annualized
           ---------------------------------------
premiums for (i) all HMO and POS Contracts reinsured hereunder, plus (ii) premiums for health insurance contracts issued by the Reinsurer in multi-choice arrangements with HMO or POS Contracts do not exceed five million dollars ($5,000,000) on the first anniversary of the implementation of this Agreement, then any party may, within forty-five (45) days thereafter, elect to terminate this Agreement. The Termination Date shall be ninety (90) days thereafter. The implementation of this Agreement shall be construed as the date the HMO and POS Contracts are available for sale under the Marketing and Services Agreement. The Contractholder of each HMO or POS Contract reinsured hereunder shall, in compliance with applicable law, be given the choice of terminating its coverage at the Termination Date or continuing coverage under such Contract until the Renewal Date applicable thereto next following the Termination Date.

     8.7   Termination Subsequent to a Change In Control.  In the event of a
           ---------------------------------------------
Change In Control of the Company (for purposes of this Section 8.7, the term "Company" shall include PHS), PHS (Bermuda) or the Reinsurer, the party not undergoing the Change In Control may elect to terminate this Agreement. The party intending to undergo a Change In Control shall provide the notice described in Section 3.16 to the other parties. In the event that this Agreement is terminated following a Change In Control, the party not undergoing a Change In Control may elect to continue this Agreement in force and effect with respect to any case that was originally written as an HMO Contract and that was in force on the Termination Date, until the tenth (10th) Renewal Date applicable to such HMO Contract, or continuation managed care contract issued by the Company, following the Termination Date. The Termination Date under this Section 8.7 shall be the effective date of the Change In Control.

     8.8   Termination for Cause. (a) In the event that any party shall default
           ---------------------
in the performance of the duties and obligations imposed on it pursuant to the terms of this Agreement or the Marketing and Services Agreement, or breach any of the provisions contained herein or therein, including the failure to pay any amount when due, or the failure of any party to maintain a level of services under the Marketing and Services Agreement that is reasonably satisfactory to the other parties, the defaulting party shall be allowed thirty (30) days from receipt of written notice of such default or breach to present to the non-defaulting parties a plan to cure such default or breach that is reasonably satisfactory to the non-defaulting parties. If a reasonably satisfactory plan to cure the default or breach is not submitted within that time, or if the plan is not carried out according to its terms, each of the non-defaulting parties shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective on receipt, without prejudice to any other rights or remedies available to the non-defaulting parties by reason of such default or breach.

     (b) In the event that any party shall engage in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement or the Marketing and Services Agreement, each of the other parties shall have the right to terminate this Agreement upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting parties by reason of the defaulting party's conduct.

     (c) The Termination Date under this Section 8.8 shall be the date of receipt of the notice of termination.

     8.9   Termination of Agreement Upon the Occurrence of Certain Events.  (a)
           --------------------------------------------------------------
Upon the occurrence of either of the following events:

     (i) one of the parties to this Agreement fails to remain in good standing under the laws of its state of domicile, or fails for any reason to remain qualified to engage in the transaction contemplated by this Agreement under applicable laws, ordinances, rules or regulations; or

     (ii) a voluntary or involuntary proceeding is commenced in any state by or against one of the parties to this Agreement for the purpose of supervising, conserving, rehabilitating or liquidating such party;

this Agreement may be terminated at the election of either of the other parties pursuant to a written notice.

     The Termination Date under this Section 8.9 will be the day of receipt of the notice of termination.

     8.10  Termination for Material Change in PHS Network.  In the event that
           ----------------------------------------------
the PHS Network (as that term is defined in the Marketing and Services Agreement) undergoes a material change within the meaning of Section 6.3 of the Marketing and

Services Agreement, the Reinsurer shall have the right to terminate this Agreement. Notice of termination of this Agreement under this Section 8.10 shall be made by the Reinsurer within ninety (90) days of the receipt of notice of a change in the composition of the PHS Network submitted by the Company pursuant to Section 6.3 of the Marketing and Services Agreement. The Termination Date under this Section 8.10 shall be ten (10) days after notice of termination is given to the Reinsurer.

                                  ARTICLE IX
                    PAYMENTS UPON TERMINATION OF AGREEMENT
                    --------------------------------------

     9.1   Payments on Termination.  (a)  In the event that this Agreement shall
           -----------------------
be terminated pursuant to Article VIII, a net accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties to this Agreement (the "Terminal Accounting and Settlement"), which calculations shall be performed as of the day that is one (1) year from the date that the liability of the Reinsurer and PHS (Bermuda) shall have terminated pursuant to Section 8.3 of this Agreement (the "Terminal Accounting Date").

     (b) The Company shall supply the Reinsurer and PHS (Bermuda) with final Schedules C and D which shall show the Terminal Accounting and Settlement. If the Terminal Accounting and Settlement shows a final net Loss attributable to the Company, the Company shall pay the appropriate amount of such Loss to each of the Reinsurer and PHS (Bermuda). If the Terminal Accounting and Settlement by the Company shows a final net Profit attributable to the Company, the Reinsurer and PHS

(Bermuda) shall each pay the appropriate amount of such Profit to the Company. Such Schedules shall be supplied by the Company within the period agreed by the parties.

     (c) Any payment required under the Terminal Accounting and Settlement by the Company shall be paid by the Company no later than the day on which the final Schedules C and D, as required by Section 9.1(b), are due. The Reinsurer and PHS (Bermuda) shall make any payment required to be made by the Reinsurer or PHS (Bermuda) hereunder within ten (10) days of receipt of such final schedules. In the event that the calculation for the payment required under the Terminal Accounting and Settlement cannot be accurately calculated by such date, then an estimate shall be paid, with a supplemental accounting being made when the accurate information shall become available.

     9.2   Supplemental Accounting.  In the event that, subsequent to the
           -----------------------
Terminal Accounting and Settlement, an adjustment is made with respect to any amount taken into account in the Terminal Accounting and Settlement, a supplemental accounting shall be made. Any net amount owed to the Reinsurer, PHS (Bermuda) or the Company by reason of such supplemental accounting, plus any interest due pursuant to Section 7.7, shall be paid promptly upon the completion of such supplemental accounting.

                                   ARTICLE X
                        CALCULATION OF PROFIT AND LOSS
                        ------------------------------

     10.1  Determination and Allocation of Profit or Loss.  The Company shall
           ----------------------------------------------
calculate Profit or Loss with respect to the HMO and POS Contracts, and the

Reinsurer, PHS (Bermuda) or the Company, as appropriate, shall make settlements as required by Section 7.3 or Section 9.1, as appropriate, according to the calculations as shown on Schedules C and F and shall be made part of each Quarterly Accounting Report.

     10.2  Investment Income.  (a)  Investment Income as shown in Schedules C
           -----------------
and F shall be calculated as follows: a rate of interest determined pursuant to
Section 10.2(b) shall be credited or charged on the average daily cash balance developed with respect to HMO and POS Contracts. The daily cash balance shall consist of the prior day's closing cash balance, plus Direct Paid Premium receipts for the day, minus Direct Paid Claims and Capitation Fees paid that day and further reduced by cash payments to the Company, PHS (Bermuda) or the Reinsurer on that day, as shown in Schedule F. Such Investment Income shall be reflected on line II.A of Schedule C.

     (b) The interest rate for purposes of this Section 10.2 shall be equal to the non-loaned portfolio rate for the Reinsurer. The portfolio rate shall be determined from the most recent annual financial statement submitted to the New York Insurance Department for the Reinsurer's general account, as more specifically described in Schedule E.

                                  ARTICLE XI
                              CONDITION PRECEDENT
                              -------------------

     11.1  Condition Precedent.  When, under insurance, public health or other
           -------------------
applicable laws or regulations, approval of arrangements of the type contemplated by this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the receipt by the Company, PHS (Bermuda) and the Reinsurer of any and all such approvals shall be a condition precedent to the other party's liability under this Agreement. Subject to Section 11.2, if this condition precedent is not met by the Company, PHS (Bermuda) or the Reinsurer by the Effective Date, this Agreement shall be void as of the Effective Date.

     11.2  Extension of Time.  In the event that the necessary approvals set
           -----------------
forth in Section 11.1 have not been obtained by the Company, PHS (Bermuda) or the Reinsurer as of the Effective Date, the parties may mutually agree to modify the Effective Date of this Agreement.

     11.3  Cooperation of the Parties.  Each of the Reinsurer, PHS (Bermuda) and
           --------------------------
the Company shall each use its best efforts to cooperate with and assist the other parties in obtaining the necessary approvals referred to in Section 11.1.

     11.4  Guarantee of PHS (Bermuda).  As a further condition precedent to the
           --------------------------
obligation of the Reinsurer to retrocede the Out-of-Network portion of the POS Contracts, on or before the Effective Date hereof, PHS (Bermuda) shall deliver to the Reinsurer an agreement by PHS to guarantee the solvency of PHS (Bermuda). Such agreement shall be in the form attached hereto as Exhibit A, and shall be effective for as long as the Reinsurer seeks performance by PHS (Bermuda) under this Agreement. Any termination or substantial amendment of PHS' agreement to guarantee the obligations of PHS (Bermuda) shall be cause for termination by the Reinsurer under Section 8.8 above.

                                  ARTICLE XII
                           INSOLVENCY OF THE COMPANY
                           -------------------------

     12.1  Payments by the Reinsurer or PHS (Bermuda).  In the event of the
           ------------------------------------------
insolvency of the Company, payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall, subject to Section 12.2, be payable by the Reinsurer or PHS (Bermuda), as the case may be, directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company, the Reinsurer and/or PHS (Bermuda) under the HMO Contracts and the POS Contracts reinsured hereunder without diminution because of the insolvency of the Company.

     12.2  Claims.  In the event of the insolvency of the Company, the Reinsurer
           ------
and PHS (Bermuda) shall be given written notice of the pendency of a claim against the insolvent Company on a HMO or POS Contract reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer or PHS (Bermuda) may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer or PHS (Bermuda) shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer or PHS (Bermuda). Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

     12.3  Executory Contract.  It is expressly understood that this Agreement
           ------------------
is an executory contract as long as both parties are required to perform under this Agreement. On the insolvency of any party, if this Agreement is not confirmed by the insolvent party and given status as an "Administrative Expense," then the other parties may terminate for non-performance without additional payment other than payments relating to HMO or POS Contracts for which liability continues under this Agreement.

                                 ARTICLE XIII
                                  ARBITRATION
                                  -----------

     13.1  Appointment of Arbitrators.  In the event of any disputes or
           --------------------------
differences arising hereafter between the contracting parties with respect to any transaction, matter or issue arising from or relating in any way to this Agreement on which agreement between the parties hereto cannot be reached, the same shall be decided by arbitration. Three arbitrators will decide any dispute or difference. The arbitrators must be disinterested officers or retired officers of health maintenance organizations or managed health care companies, or insurance companies with experience in managed health care, other than the parties to this Agreement or their Affiliates. Each of the Company and the Reinsurer agrees to appoint one of the arbitrators with the third, the "Umpire," to be chosen by the other arbitrators. In the event that either such party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose an Umpire before entering upon arbitration. In the event that the two arbitrators shall not be able to agree on the choice of the Umpire within 30 days following their appointment, each arbitrator shall nominate five candidates within 10 days thereafter, four of whom the other arbitrator shall decline, and the Umpire shall be chosen from the two remaining nominees by the President of the American Arbitration Association.

     13.2  Decision of Arbitrators; Expenses.  The arbitrators shall consider
           ---------------------------------
customary and standard practices in the HMO and managed health care insurance businesses. They shall decide by a majority vote of the arbitrators. There shall be no appeal from their written decision. Judgment may be entered on the decision. Each party shall bear the expense of its own arbitrator and outside attorney fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator.

     13.3  Applicable Law; Survival.  Any arbitration instituted pursuant to
           ------------------------
this Article XIII shall be held in New Jersey and the laws of the State of New Jersey and, to the extent applicable, the Federal Arbitration Act shall apply. This Article XIII shall survive termination of this Agreement.

     13.4  Other Actions.  Submission of a matter to arbitration shall be a
           -------------
condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement.

                                  ARTICLE XIV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     14.1  Representations and Warranties of the Reinsurer. The Reinsurer hereby
           -----------------------------------------------
represents and warrants to the Company and PHS (Bermuda) as follows:

     The Reinsurer is a mutual life insurance company organized and existing under the laws, including the insurance laws, of the State of New York and is in good standing under these laws. The Reinsurer further represents and warrants that it is duly licensed and admitted as an insurer under the laws of those jurisdictions in which the HMO and POS Contracts reinsured hereunder have been issued and is authorized under the laws and regulations of said jurisdictions to act as a reinsurer in those jurisdictions. In addition, the Reinsurer covenants that, so long as this Agreement is in effect, the Reinsurer shall take all actions reasonably necessary to remain duly licensed under the laws of those jurisdictions wherein the HMO and POS Contracts have been issued. The Reinsurer shall notify the Company and PHS (Bermuda) immediately in the event that any license shall be revoked or suspended in any jurisdiction hereunder.

     The Reinsurer has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Reinsurer of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Reinsurer of the transactions as herein contemplated and the carrying out by the Reinsurer of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

     14.2  Representations and Warranties of PHS (Bermuda).  PHS (Bermuda)
           -----------------------------------------------
hereby represents and warrants to the Company and the Reinsurer as follows:

     PHS (Bermuda) is a corporation organized and existing under the laws, including the insurance laws, of Bermuda and is in good standing under these laws. PHS (Bermuda) covenants that, so long as this Agreement is in effect, that it shall take all reasonable actions necessary to remain duly licensed within the purview of this Agreement under the insurance laws of Bermuda. PHS (Bermuda) shall notify the Company and the Reinsurer immediately in the event that its license shall be revoked or suspended in any jurisdiction hereunder.

     PHS (Bermuda) has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by PHS (Bermuda) of this Agreement and the other agreements and documents contemplated hereby, the consummation by PHS (Bermuda) of the transactions as herein contemplated and the carrying out by PHS (Bermuda) of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

     14.3  Representations and Warranties of the Company.  The Company hereby
           ---------------------------------------------
represents and warrants to the Reinsurer and PHS (Bermuda) as follows:

     The Company is a corporation organized and existing under the laws, including the insurance and/or public health laws, of the State of New Jersey and is in good standing under these laws. The Company further represents and warrants that it is duly licensed as a health maintenance organization under the laws of those jurisdictions wherein the HMO and POS Contracts have been issued. In addition, the Company covenants that, so long as this Agreement is in effect, the Company shall take all reasonable actions necessary to remain duly licensed as a health maintenance organization within the purview of this Agreement under the laws of those jurisdictions wherein the HMO and POS Contracts have been issued. The Company shall notify the Reinsurer and PHS (Bermuda) immediately in the event that any license shall be revoked or suspended in any jurisdiction hereunder.

     The Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out all of its obligations hereunder.

     The execution and delivery by the Company of this Agreement and the other agreements and documents contemplated hereby, the consummation by the Company of the transactions as herein contemplated and the carrying out by the Company of its obligations contemplated hereby have been duly and validly authorized by all necessary corporate action.

                                  ARTICLE XV
                                CONFIDENTIALITY
                                ---------------

     15.1  Obligations of the Parties.  Each party agrees that all information
           --------------------------
concerning the business affairs of the Company, PHS (Bermuda) or the Reinsurer, as the case may be, which is not generally available to the public, including but not limited to, lists of physicians and other health care providers, lists of brokers and other information of a proprietary nature relating to methods of doing business heretofore or hereinafter received by it from the other parties shall be kept and maintained as confidential and in complete secrecy. No party shall, without the prior written consent of the other parties, disclose at any time, either orally, or in writing, or otherwise, in any manner, directly or indirectly, to any person or entity, except to other employees or agents of the non-disclosing party, any such proprietary information. Any breach of confidentiality shall give the non-breaching party the right of injunctive relief in addition to any other remedy permitted by law.

     15.2  Survival of Article XV.  This Article XV shall survive termination of
           ----------------------
this Agreement.

                                  ARTICLE XVI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     16.1  Notices.  All notices required pursuant to this Agreement shall be in
           -------
writing and shall become effective when received. Each written notice shall be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight delivery service (providing for delivery receipt) or delivered by hand. All notices under this Agreement shall be addressed as follows:

If to the Reinsurer:

           The Guardian Life Insurance Company of America
           201 Park Avenue South
           New York, New York  10003
           ATTENTION:  Edward K. Kane, Esq.
           Senior Vice President & General Counsel

If to the Company:

           Physicians Health Services of New Jersey, Inc.
           Mach Center 4
           South 61
           Paramus Road
           Paramus, New Jersey 07652
           ATTENTION:    Ronald J. Hjelm
           Executive Director

If to PHS (Bermuda):

           Physicians Health Services (Bermuda) Ltd.
           120 Hawley Lane
           Trumbull, Connecticut 06611
           ATTENTION:    Regina M. Campbell
           Senior Vice President & Chief Administrative Officer

If to PHS:

           Physicians Health Services, Inc.
           120 Hawley  Lane
           Trumbull, Connecticut 06611
           ATTENTION:    Regina M. Campbell
           Senior Vice President & Chief Administrative Officer

     16.2  Successors and Assigns.  This Agreement cannot be assigned by the
           ----------------------
Company, PHS (Bermuda) or the Reinsurer without the prior written approval of the other parties. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     16.3  Counterparts.  This Agreement may be executed simultaneously in any
           ------------
number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

     16.4  Currency.  All payments and accounts shall be made in United States
           --------
Dollars, and all fractional amounts shall be rounded to the nearest whole dollar.

     16.5  Amendment.  This Agreement shall be amended only by written agreement
           ---------
signed by a duly authorized officer of each of the Company, PHS (Bermuda) and the Reinsurer, and any change to this Agreement shall be null and void unless made by such amendment; provided, however, that where, under insurance, public health or other applicable laws or regulations, the approval of any such amendment to this Agreement by one or more Federal, state or local governmental or regulatory authorities is required, the amendment shall not take effect unless and until all such necessary approvals have been received by the Company. In the event that such an approval is required, the Company, PHS (Bermuda) and the Reinsurer shall each be obligated to take all necessary actions in order to obtain such approval.

     16.6  Entire Agreement.  This Agreement and the Schedules and Exhibits
           ----------------
attached hereto, together with the Marketing and Services Agreement, supersede all prior discussions and written and oral agreements between the parties with respect to the subject matter of this Agreement, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Headings are not part of this Agreement, and shall not affect the terms hereof.

     16.7  Binding Effect.  This Agreement is binding upon and will inure to the
           --------------
benefit of the parties and their respective successors and permitted assigns.

     16.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New Jersey, without giving effect to its provisions relating to conflicts of law.

     16.9  Severability.  In the event any section or provision of this
           ------------
Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     16.10 Waivers and Remedies.  The waiver by any of the parties of any other
           --------------------
party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                                   EXECUTION
                                   ---------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        PHYSICIANS HEALTH SERVICES
                                         OF NEW JERSEY, INC.

                                        By ________________________________
                                            Name
                                            Title



                                        PHYSICIANS HEALTH SERVICES
                                         (BERMUDA) LTD.

                                        By ________________________________
                                            Name
                                            Title



                                        THE GUARDIAN LIFE INSURANCE
                                         COMPANY OF AMERICA



                                        By ________________________________
                                            Name
                                            Title

                                  SCHEDULE A
                                  ----------

                         CONTRACTS AND RISKS REINSURED
                         -----------------------------

- --------------------------------------------------------------------------------

             CONTRACT                                RISKS REINSURED
- --------------------------------------------------------------------------------
- - HMO Contracts and In-Network Portion    - The Reinsurer agrees to accept 50%
of POS Contracts                          of the risks under such Contracts
- --------------------------------------------------------------------------------

- - Out-of-Network Portion of POS           - The Reinsurer agrees to accept 100%
Contracts                                 of the risks under such Contracts and
                                          to re-trocede 50% of such risks to
                                          PHS (Bermuda)

                                          - PHS (Bermuda) agrees to accept 50%
                                          of the risks under such Contracts

- --------------------------------------------------------------------------------

                                  SCHEDULE B
                                  ----------

                             FEES AND COMMISSIONS
                             --------------------



I.   Guardian's Marketing and Administrative Services Fee (as a percentage of
     ------------------------------------------------------------------------
premium)
- --------



                              HMO Plans and POS Plans
                              -----------------------
          Sales                              %
          Billing & Collection               %
          Marketing                          %
          Other                              %
                                             -
                         Total               %



II.  PHS' Administrative Services Fee (as a percentage of premium)
     -------------------------------------------------------------



                              HMO Plans and POS Plans
                              -----------------------
          Network Management                 %
          Claims                             %
          Member Relations                   %
          Marketing                          %
          Other + Bad Debt 0.5%              %
                                             -
                         Total               %



III. Schedule of Commissions
     -----------------------

            Scales will be filed with the Insurance Department prior to implementation.

                                  SCHEDULE C
                                  ----------

                          PHS/GUARDIAN/PHS (BERMUDA)
                          --------------------------

                             QUARTERLY PROFIT/LOSS
                             ---------------------

                                                                        PHS
                                                                        ---

                                                        HMO         POS(In)
                                                        ---         ---
               POS(Out)
               ---

I.   Profits/Losses from Underwriting:
     --------------------------------

     A.   Earned Premium:
          --------------
          1.   Cash Received
          2.   Change in Due and Unpaid
          3.   Change in Unearned Premium Reserve
          4.   Change in Advance Premium
          5.   Gross Earned Premium (1+2-3-4)

     B.   Incurred Claims:
          ---------------

     (i) Cash Claims
          1.   Claims Paid
          2.   Withholds Paid
          3.   Direct Paid Capitations
          4    COB Recoveries
          5.   Subrogation Recoveries
          6.   PCP Bonuses
          7.   Total Cash Claims (1+2+3-4-5+6)

     (ii)Change in Reserves
          8.   Change in IBNR
          9.   Change in Withholds Payable
          10.  Change in Subrogation Recoverables
          11.  Change in COB Recoverables
          12.  Change in PCP Bonus Payables
          13.  Total Change in Reserves (8+9-10-11+12)
          14.  Total Incurred Claims (7+13)

                                                           PHS
                                                           ---


                                                   HMO     POS(In)   POS(Out)
                                                   ---     ---       ---


          C.   Expenses:
               --------

          1.   Incurred Commissions
               a. Cash
               b. Change in Liability
          c.   Total Incurred  (a+b)
          2.   Incurred Premium Taxes, Licenses & Fees
               a. Cash
               b. Change in Liability
               c. Total Incurred  (a+b)
          3.   Incurred Guardian Administration Expenses
          4.   Incurred PHS Administration Expenses
          5.   Joint Marketing Expenses
          6.   IHC Assessments Paid
          7.   Change in IHC Assessments Payable
          8.   Incurred Expenses (1+2+3+4+5+6+7)


II.  Profit for Investment Income:
     -----------------------------

          A.   Net Investment Income Profit/Loss

III. Profit Share:
     -------------

          A.   Net Aggregate Profit/Loss (I.A5-I.B14-I.C8+IIA)
          B.   PHS Profit/Loss
          C.   Guardian Profit/Loss
          D.   PHS (Bermuda) Profit/Loss

                                  SCHEDULE D

                                ANNUAL REPORTS
                                --------------

                      Period Covering _______ to _______




                           INTENTIONALLY LEFT BLANK

                TO BE DEVELOPED BY THE PARTIES AT A LATER DATE

                                  SCHEDULE E
                                  ----------

                                INTEREST RATES
                                --------------


The annual Investment Income Interest Rate shall equal the non-loaned
           -------------------------------
portfolio rate for the Reinsurer's general account assets for the current calendar year. The portfolio rate shall be determined from the Annual Statement submitted to the New York Insurance Department for the Reinsurer's general account based on the formula given below:

                         rate = (I+CG)/(.5x(A+B-I-CG))

Where:

     A = cash and invested assets plus accrued investment income less borrowed money at the end of year (page 2, line 10A less line 5 plus line 16 plus line 2102, less page 3, line 11.4 less line 16 less line 22 less line 2501);

     B = same quantity as "A" above except for the beginning of year;

     I =   net investment income for the year (exhibit 2, line 16) plus amortization of interest maintenance reserve (page 4, line 4A);

     CG = capital gains/loss, less interest maintenance reserve (exhibit 3, line 10, column 4 minus footnote exhibit 3, line 2, column A plus exhibit 4, line 10, column 4).

The pages and lines referred to above are as they appear in the Reinsurer's 1994 annual statement. These pages and lines may change from year to year.

For quarterly reporting purposes, the Investment Income Interest Rate shall be determined based on the following, with an adjustment to reflect the actual experience during the first quarter of the succeeding calendar year:

First quarter:  The prior year Investment Income Interest Rate.
Subsequent quarters: A reasonable estimate of the current year Investment Income Interest Rate.

                                  SCHEDULE F
                                  ----------

                        Quarterly Funds Reconciliation
                        ------------------------------
                      Period Covering _______ to _______


A.  Cash To Company                                    PHS
- -----------------------                                ---
1.      Company Profit                                            0
        --------------                                      --------
   Sch. C, III. B.):
   -------------------

2.      Company Expenses
        ----------------
   Sch. C, I. C.4):                               0
   ----------------                        --------

3.      Total Cash to Company
        -----------------------
   (1.+ 2.):                                      0
   ---------                               --------


B.      Cash to Reinsurer                                   Guardian
- --      -----------------                                   --------

1.     Reinsurer Profit
       ----------------
   (Sch. C, III C):                               0
   ----------------                        --------

2.      Investment Income
        -----------------
   (Sch. C, II A):                                0
   -----------------------                 --------

3. Earned Premium
   --------------
   (Sch. C, I. A.7):                              0
   -----------------                       --------

4. Incurred Claims
   ---------------
   (Sch. C, I. B.(ii) 18):                                         0
   -----------------------                                  --------

5. Reinsurer Expenses
   ------------------
   (Sch. C, I. C.8):                              0
   -----------------                       --------

6. Total Cash to
   ------------------
   Reinsurer
   ---------
   (1-2-3+4+5):                                                    0
   ------------                                             --------

C.   Cash to PHS (Bermuda)                              PHS (Bermuda)
- --------------------------                              -------------

1.   PHS (Bermuda) Profit
     --------------------
     Sch. C, III D                                  0
                                             --------

                                     F-2